Exhibit 99.2

Definium Therapeutics, Inc. Announces Pricing of $700 Million Upsized Public Offering

NEW YORK, June 23, 2026 – Definium Therapeutics, Inc. (Nasdaq: DFTX) (the “Company” or “Definium”), a late-stage clinical biopharmaceutical company developing a new generation of therapeutics intended to address underlying causes of psychiatric and neurological disorders, today announced the pricing of an underwritten public offering of 20,588,236 common shares, without par value, at a public offering price of $34.00 per common share. The gross proceeds to Definium from the offering, before deducting underwriting discounts, commissions, and other offering-related expenses, are expected to be approximately $700 million. In addition, Definium has granted the underwriters an option for a period of 30 days to purchase up to an additional 3,088,235 common shares at the public offering price, less underwriting discounts and commissions. All of the common shares are being offered by Definium.

Definium intends to use the net proceeds from this offering for the research and development of its product candidates, preparation activities for potential commercialization of DT120 ODT, if approved, and working capital and general corporate purposes.

J.P. Morgan, Jefferies, Leerink Partners, and BofA Securities are acting as the joint lead bookrunners for the offering, with Evercore ISI and Stifel also acting as bookrunners for the offering. Oppenheimer & Co. and LifeSci Capital are acting as co-lead managers for the offering. The offering is expected to close on or about June 25, 2026, subject to the satisfaction of customary closing conditions. No distribution under the offering shall occur in Canada or to a person resident in Canada.

The securities in the offering are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-280548) that was filed with the Securities and Exchange Commission (“SEC”) on June 28, 2024 and became effective upon filing. The securities will be offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the shelf registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and SEDAR+ and are available on the SEC’s website at www.sec.gov and on SEDAR+’s website at www.sedarplus.ca. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and SEDAR+ and, when filed, will also be available on the SEC’s website and SEDAR+’s website. Alternatively, copies of the final prospectus and the accompanying prospectus relating to the offering may be obtained, when available, by contacting the following: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Jefferies LLC by mail at Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at (800) 808-7525 ext. 6105 or by email at syndicate@leerink.com; BofA Securities, Attention: Prospectus Department, 201 North Tryon Street, NC1-022-02-25 Charlotte, NC 28255-0001 or by email at dg.prospectus_requests@bofa.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at (888) 474-0200 or by email at ecm.prospectus@evercore.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720 or by emailing syndprospectus@stifel.com; Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055 or by email at EquityProspectus@opco.com and LifeSci Capital LLC, Attention: LifeSci Capital LLC at 1700 Broadway, 40th Floor, New York, New York 10019, or by email at compliance@lifescicapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Definium

The mission of Definium Therapeutics is to forge a new era of psychiatry by applying scientific rigor to psychedelics, with the goal of developing accessible treatments that unlock healing at scale. Guided by a recognition that patients deserve more than better, Definium is relentlessly advancing a new generation of therapeutics intended to address underlying causes of psychiatric and neurological disorders. By turning evidence into impact, Definium aims to change the trajectory of today’s mental health care crisis and enable a healthier future. Headquartered in New York, Definium Therapeutics trades on Nasdaq under the symbol “DFTX.”

Forward-Looking Statements

Certain statements in this press release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and is therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will,” “may,” “should,” “could,” “intend,” “estimate,” “plan,” “anticipate,” “expect,” “believe,” “potential” or “continue,” or the negative thereof or similar variations. Forward-looking information in this press release includes, but is not limited to, statements regarding the filing of the final prospectus supplement and the accompanying prospectus relating to the offering; anticipated closing of the offering; gross proceeds; and intended use of proceeds. There can be no assurance that this offering will close and the Company will receive the net proceeds therefrom. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including satisfaction of the customary closing conditions for the offering. These forward-looking statements are based on the Company’s current expectations, estimates, forecasts and projections about the offering, the Company’s business and the industry in which it operates and management’s beliefs and assumptions, including the satisfaction of all customary closing conditions and the non-occurrence of the risks and uncertainties that are described in its filings made with the SEC and the applicable Canadian securities regulators or other events occurring outside of its normal course of business, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond its control. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Investors:

Gitanjali Jain

VP, Head of Investor Relations

ir@definiumtx.com

Media:

media@definiumtx.com

Source:

Definium Therapeutics, Inc.